Memorandum of Understanding

For a

Strategic Partnership

Between

The Wackenhut Corporation

(Herein referred to as "Wackenhut")

And

I.D.OLOGY Laboratories Inc.

(Herein referred to as "I.D.OLOGY")

Whereas, I.D.OLOGY Labs Inc. shall enter into a "Proof of Concept" Strategic Partnership Alliance with The Wackenhut Corporation, specifically, the Consulting and Investigative Services division, to provide to Wackenhut, for the benefit of their client base, the I.D.OLOGY "authentication technology program" as outlined herein.

Whereas, Wackenhut will benefit from the ability to offer proprietary and highly-effective security solutions to its current and prospective clients by way of I.D.OLOGY "marking" technology and "in-field" authentication that will distinguish Wackenhut from its competitors based on the ability to provide a broader range of security solutions and an increased level of performance for its clients.

Whereas, this document will also assign Wackenhut the exclusivity for all "field verification" work in the U.S.A using the I.D.OLOGY portable hand-held scanners. This applies to Loss Prevention clients of Wackenhut, Consulting and Investigative Services clients of Wackenhut as well as the I.D.OLOGY client base and its third party Channel Partners.

The only exceptions to this would be Government sponsored initiatives that make it incumbent for all "Field Authentication" to be completed by pre-disposed government contractors.

Whereas, post "Proof of Concept" phase, this document acknowledges that Wackenhut will recommend the I.D.OLOGY program to specific clientele when the client need arises, and as always will act in the best interests of the Wackenhut client base.

Whereas, once Proof of Concept strategies have been satisfactorily provided, Wackenhut will formally introduce I.D.OLOGY products and services throughout its existing marketing channels.
..

Note: This document acknowledges no "financial" or remunerative partnership agreement between I.D.OLOGY and Wackenhut.

With the above in mind, the Strategic Partnership criteria by mutual consent, will consist of a Two-Stage plan allowing for the "client testing" of I.D.OLOGY products and services to the satisfaction of Wackenhut and chosen clients, subsequently allowing both parties to agree on a timetable to design a fully functional a Strategic Partnership Agreement to include implementation, financial and reciprocal support.

Stage One- Next 60 Days

  Wackenhut to identify a "Proof of Concept" client(s) that meets pre-established criteria to evaluate the results of I.D.OLOGY products.
  Mutually-develop the client presentation and implementation plans.
  Determine manpower support, presentation strategies and on-going client liaison.

These pilot projects would target two specific clients, existing or new, where there is a pre-identified need for our solutions and meeting specific criteria. These programs will be designed to thoroughly test the use of our products, services, technology, and benefits.

Once target client(s) has been identified, a 60 day timetable would be developed and agreed upon to ensure creation (in concert with key Wackenhut personnel) of a total solutions package complete with objectives, implementation, costing and expected results.

Once finalized, Wackenhut and I.D.OLOGY personnel would present the package to each of the respective clients to initialize acceptance of the program.

Stage Two- Successful Client Program Conclusion and Evaluation

This period is designed for actual implementation, evaluation, and a suitable time frame to create and finalize the Strategic Partnership that would include Wackenhut's involvement in creating the organization responsible for "field authentication" for all clients outlined herein.

This gives both parties sufficient opportunity to mutually develop a business plan that includes sales and marketing objectives, a critical path, comprehensive support services, finance and a pro forma for "cross-marketing opportunities" from clients that I.D.OLOGY will generate via its other Channel Partners such as plastics, gaming, sporting goods, etc.

I.D.OLOGY has established several such relationships with industry experts and intends to continue building this third party sales force. This third party sales force will generate a need for Investigative Services, which will be sub-contracted exclusively to Wackenhut.

Acknowledged and agreed to:

_/s/ PHILIP A. VIGGIANI______ _/s/ WILLIAM T. HILL_____

Philip A. Viggiani William T. Hill

President President, Investigative

I.D.OLOGY Laboratories, Inc. Services-Wackenhut Corp.

Date: October 22, 2003 Date: October 22, 2003